Exhibit 99.3

AMERICAN Homes 4 Rent®

SECOND QUARTER 2015

Supplemental Information Package

American Homes 4 Rent

Table of Contents

Summary
Earnings Press Release	3
Fact Sheet	6

Financial Information
Consolidated Statements of Operations	7
FFO and Core FFO attributable to common share and unit holders	8
Initially Leased Property NOI and Core NOI	9
Consolidated Balance Sheets	10
Debt Smary	11
Capital Structure	12

Property Information
Same-Home Results—Quarterly Comparisons	13
Same-Home Results—Year-to-Date Comparisons	14
Top 20 Markets Summary	15
Leasing Performance	16
Acquisition, Renovation and Initial Leasing Rates	17

Other Information
Top 20 Markets Home Price Appreciation Trends	18

Definitions and Reconciliations
Defined Terms	19
Reconciliation of Non-GAAP Financial Measures	21

American Homes 4 Rent

Earnigs Press Release

American Homes 4 Rent Reports Second Quarter 2015 Financial and Operating Results

AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2015.

Highlights

•                  Core Funds from Operations attributable to common share and unit holders (“Core FFO attributable to common share and unit holders”) (as defined) for the second quarter of 2015 were $45.3 million, or $0.17 per FFO share and unit, which represents a 28.3% increase per FFO are and unit, compared to $35.3 million, or $0.15 per FFO share and unit, for the same period in 2014.

•                  Achieved record-breaking leasing performance, increasing total portfolio leased percentage to 93.1% as of June 30, 2015, which further increased to 93.8% as of July 31, 2015.

•                  Stabilized portfolio leased percentage was 95.8% as of June 30, 2015.

•                  Maintained strong tenant renewal rate of 76.6% for the second quarter of 2015.

•                  Net Operating Income from initially leased properties (“Initially Leased Property NOI”) for the quarter ended June 30, 2015, was $84.2 million, a 48.7% increase from $56.6 million for the quarter ended June 30, 2014.

•                  Total portfolio increased by 903 homes to 37,491 as of June 30, 2015, from 36,588 as of March 31, 2015.

“We are pleased with the strong operating results for the second quarter of 2015, which is a direct result of the strength of our platform and the hard work of our team,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer.  “We achieved record leasing volume, resulting in a quarter-end total portfolio leased percentage of 93.1%, up from 85.2% a quarter earlier.  In addition, we accelerated our year over year Same-Home quarterly revenue growth to 4.6%.  We remain well-positioned to take advantage of growth opportunities going forward, as we execute our strategy to drive value for our shareholders.”

Second Quarter 2015 Financial Results

Total revenues increased 62.9% to $153.6 million for the second quarter of 2015 from $94.3 million for the second quarter of 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 33,043 homes for the second quarter of 2015, compared to 22,015 homes for the second quarter of 2014.

Initially Leased Property NOI increased 48.7% to $84.2 million for the second quarter of 2015, compared to $56.6 million for the second quarter of 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.

Core FFO attributable to common share and unit holders was $45.3 million, or $0.17 per FFO share and unit, for the second quarter of 2015, compared to $35.3 million, or $0.15 per FFO share and unit, for the second quarter of 2014.

Net loss totaled $8.4 million for the second quarter of 2015, compared to a net loss of $3.4 million for the second quarter of 2014.

Year-to-Date 2015 Financial Results

Total revenues increased 66.3% to $285.4 million for the six-month period ended June 30, 2015, from $171.6 million for the six-month period ended June 30, 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 31,445 homes for the six-month period ended June 30, 2015, compared to 20,453 homes for the six-month period ended June 30, 2014.

Initially Leased Property NOI increased 53.9% to $160.6 million for the six-month period ended June 30, 2015, compared to $104.3 million for the six-month period ended June 30, 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.

American Homes 4 Rent

Earnings Press Release (continued)

Core FFO attributable to common share and unit holders was $87.2 million, or $0.33 per FFO share and unit, for the six-month period ended June 30, 2015, compared to $63.4 million, or $0.26 per FFO share and unit, for the six-month period ended June 30, 2014.

Net loss totaled $16.7 million for the six-month period ended June 30, 2015, compared to a net loss of $10.3 million for the six-month period ended June 30, 2014.

Initially Leased Property NOI, FFO attributable to common share and unit holders and Core FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.

Portfolio

As of June 30, 2015, the Company had 34,903 leased properties, an increase of 3,720 properties from March 31, 2015. As of June 30, 2015, the leased percentage on stabilized properties was 95.8%, compared to 93.4% as of March 31, 2015.

Investments

During the second quarter of 2015, the Company’s total portfolio grew by 903 homes to 37,491 homes as of June 30, 2015, compared to 36,588 homes as of March 31, 2015.

Capital Activities and Balance Sheet

As of June 30, 2015, the Company had total outstanding debt of $2.3 billion with a weighted-average interest rate of 3.68% and a weighted-average term to maturity of 12.6 years. The Company’s $800.0 million credit facility, which bears interest at LIBOR plus 275 basis points, had an outstanding balance of $177.0 million at the end of the quarter, with available capacity of $623.0 million.

Additional Information

A copy of the Company’s Second Quarter 2015 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com.  This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call

A conference call is scheduled on Friday, August 7, 2015, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2015, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, August 21, 2015, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13614033#, or by using the link at www.americanhomes4rent.com, under “For Investors.”

American Homes 4 Rent

Earnings Press Release (continued)

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2015, we owned 37,491 single-family properties in selected submarkets in 22 states.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we have a continuing significant opportunity to acquire quality single-family homes and to experience high tenant retention and rental rate increases. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the SEC.

Non-GAAP Financial Measures

This press release and the Second Quarter 2015 Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Initially Leased Property NOI, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Second Quarter 2015 Supplemental Information Package.

American Homes 4 Rent

Fact Sheet

(Amounts in thousands, except share, per share and property data)

(Unaudited)

		For the Three Months Ended		For the Six Months Ended
		Jun 30,		Jun 30,
		2015	2014	2015	2014
Operating Data
Rents from single-family properties		$137,818	$88,871	$258,498	$162,632
Fees from single-family properties		$2,204	$1,889	$3,535	$3,247
Tenant charge-backs		$11,962	$3,138	$20,334	$5,028
Total revenues from single-family properties		$151,984	$93,898	$282,367	$170,907
Total revenues		$153,628	$94,304	$285,376	$171,582
Leased property operating expenses		$67,823	$37,299	$121,753	$66,565
Initially Leased Property NOI		$84,161	$56,599	$160,614	$104,342
Initially Leased Property NOI margin		55.4%	60.3%	56.9%	61.1%
Initially Leased Property Core NOI margin		60.8%	63.0%	62.0%	63.8%
G&A expense as % of total revenues		4.1%	6.0%	4.3%	6.3%
Annualized G&A expense as % of total assets		0.38%	0.46%	0.37%	0.43%
Per FFO share and unit:
FFO attributable to common share and unit holders		$0.16	$0.12	$0.30	$0.22
Core FFO attributable to common share and unit holders		$0.17	$0.15	$0.33	$0.26

	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Selected Balance Sheet Information - end of period
Single-family properties, net	$6,162,148	$6,037,355	$5,710,671	$5,117,743	$4,483,794
Total assets	$6,686,962	$6,576,550	$6,227,351	$5,536,344	$4,982,557
Outstanding borrowings under credit facility	$177,000	$45,000	$207,000	$82,000	$481,000
Asset-backed securitizations	$2,063,663	$2,068,389	$1,519,390	$993,058	$480,970
Secured note payable	$51,200	$51,417	$51,644	$-	$-
Total liabilities	$2,577,099	$2,436,856	$2,057,757	$1,349,487	$1,216,362
Total equity capitalization	$4,707,338	$4,840,764	$4,967,461	$4,916,539	$4,678,538
Total market capitalization	$6,999,201	$7,005,570	$6,745,495	$5,991,597	$5,640,508
NYSE AMH Class A common share closing price	$16.04	$16.55	$17.03	$16.89	$17.76

Portfolio Data - end of period
Occupied single-family properties	34,293	30,185	27,528	25,724	21,999
Executed leases for future occupancy	610	998	722	437	1,365
Total leased single-family properties	34,903	31,183	28,250	26,161	23,364
Single-family properties in acquisition process	184	371	384	611	577
Single-family properties being renovated	502	1,492	2,502	1,719	1,179
Single-family properties being prepared for re-lease	355	838	630	295	656
Vacant single-family properties available for re-lease	1,116	1,008	1,305	1,442	617
Vacant single-family properties available for initial lease	387	1,661	1,502	610	744
Single-family properties held for sale	44	35	26	39	36
Total single-family properties	37,491	36,588	34,599	30,877	27,173
Total stabilized properties	36,042	32,987	29,961	27,331	24,242
Total leased percentage	93.1%	85.2%	81.6%	84.7%	86.0%
Total occupancy percentage	91.5%	82.5%	79.6%	83.3%	81.0%
Stabilized leased percentage	95.8%	93.4%	92.8%	94.1%	94.7%
Stabilized occupancy percentage	94.1%	90.4%	90.5%	92.4%	89.0%
Quarterly lease retention rate	69.2%	68.1%	66.6%	68.4%	72.0%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C preferred share	$0.34	$0.34	$0.34	$0.34	$0.23

American Homes 4 Rent

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	Jun 30,		Jun 30,
	2015	2014	2015	2014
Revenues:
Rents from single-family properties	$137,818	$88,871	$258,498	$162,632
Fees from single-family properties	2,204	1,889	3,535	3,247
Tenant charge-backs	11,962	3,138	20,334	5,028
Other	1,644	406	3,009	675
Total revenues	153,628	94,304	285,376	171,582

Expenses:
Property operating expenses
Leased single-family properties	67,823	37,299	121,753	66,565
Vacant single-family properties and other	4,456	5,842	10,428	14,885
General and administrative expense	6,276	5,703	12,407	10,777
Interest expense	22,003	3,888	37,673	5,390
Noncash share-based compensation expense	734	612	1,430	1,144
Acquisition fees and costs expensed	4,236	919	10,144	1,371
Depreciation and amortization	59,221	38,325	112,885	73,456
Total expenses	164,749	92,588	306,720	173,588

Remeasurement of Series E units	2,143	(4,944)	3,981	(7,700)
Remeasurement of preferred shares	580	(141)	700	(598)

Net loss	(8,398)	(3,369)	(16,663)	(10,304)

Noncontrolling interest	3,730	4,212	7,686	7,832
Dividends on preferred shares	5,569	4,669	11,138	7,790

Net loss attributable to common shareholders	$(17,697)	$(12,250)	$(35,487)	$(25,926)

Weighted-average shares outstanding—basic and diluted	211,487,164	185,515,651	211,484,461	185,510,004

Net loss attributable to common shareholders
per share—basic and diluted	$(0.08)	$(0.07)	$(0.17)	$(0.14)

American Homes 4 Rent

FFO and Core FFO Attributable to Common Share and Unit Holders

(Amounts in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2015	2014	2015	2014
Net loss attributable to common shareholders	$(17,697)	$(12,250)	$(35,487)	$(25,926)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,861	4,140	7,730	7,855
Depreciation and amortization	59,221	38,325	112,885	73,456
Less: depreciation and amortization of non-real estate assets	(2,073)	(1,182)	(4,227)	(2,118)
Less: outside interest in depreciation of partially owned properties	(282)	(350)	(588)	(718)
FFO attributable to common share and unit holders	$43,030	$28,683	$80,313	$52,549
Adjustments:
Acquisition fees and costs expensed	4,236	919	10,144	1,371
Noncash share-based compensation expense	734	612	1,430	1,144
Remeasurement of Series E units	(2,143)	4,944	(3,981)	7,700
Remeasurement of preferred shares	(580)	141	(700)	598
Core FFO attributable to common share and unit holders	$45,277	$35,299	$87,206	$63,362
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.16	$0.12	$0.30	$0.22
Core FFO attributable to common share and unit holders	$0.17	$0.15	$0.33	$0.26

Weighted-average FFO shares and units
Weighted-average common shares outstanding	211,487,164	185,515,651	211,484,461	185,510,004
Class A units	14,440,670	13,787,292	14,440,670	13,787,292
Series C units	31,085,974	31,085,974	31,085,974	31,085,974
Series D units	4,375,000	4,375,000	4,375,000	4,375,000
Series E units	4,375,000	4,375,000	4,375,000	4,375,000
Total weighted-average FFO shares and units	265,763,808	239,138,917	265,761,105	239,133,270

FFO attributable to common share and unit holders is a non-GAAP financial measure defined as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and preferred shares derivative liability to fair value.

Refer to Defined Terms for further information.

American Homes 4 Rent

Initially Leased Property NOI and Core NOI

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	Jun 30,		Jun 30,
	2015	2014	2015	2014
Initially Leased Property NOI
Rents from single-family properties	$137,818	$88,871	$258,498	$162,632
Fees from single-family properties	2,204	1,889	3,535	3,247
Tenant charge-backs	11,962	3,138	20,334	5,028
Total revenues from single-family properties	151,984	93,898	282,367	170,907

Leased property operating expenses	67,823	37,299	121,753	66,565

Initially Leased Property NOI	$84,161	$56,599	$160,614	$104,342
Initially Leased Property NOI margin	55.4%	60.3%	56.9%	61.1%

Initially Leased Property Core NOI
Rents from single-family properties	137,818	88,871	258,498	162,632
Fees from single-family properties	2,204	1,889	3,535	3,247
Bad debt expense	(1,514)	(962)	(2,785)	(2,385)
Core revenues from single-family properties	138,508	89,798	259,248	163,494

Leased property operating expenses	67,823	37,299	121,753	66,565
Expenses reimbursed by tenant charge-backs	(11,962)	(3,138)	(20,334)	(5,028)
Bad debt expense	(1,514)	(962)	(2,785)	(2,385)
Core property operating expenses	54,347	33,199	98,634	59,152

Initially Leased Property Core NOI	$84,161	$56,599	$160,614	$104,342
Initially Leased Property Core NOI margin	60.8%	63.0%	62.0%	63.8%

Initially Leased Property NOI is a supplemental non-GAAP financial measure defined as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. Initially Leased Property Core NOI is also a supplemental non-GAAP financial measure defined as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for initially leased single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Refer to Defined Terms and Reconciliation of Non-GAAP Financial Measures for further information and a reconciliation of Initially Leased Property NOI and Core NOI to net loss, determined in accordance with GAAP.

American Homes 4 Rent

Consolidated Balance Sheets

(Amounts in thousands)

	Jun 30, 2015	Dec 31, 2014
	(Unaudited)
Assets
Single-family properties:
Land	$1,192,335	$1,104,409
Buildings and improvements	5,263,599	4,808,706
Single-family properties held for sale	6,387	3,818
	6,462,321	5,916,933
Less: accumulated depreciation	(300,173)	(206,262)
Single-family properties, net	6,162,148	5,710,671
Cash and cash equivalents	90,657	108,787
Restricted cash	94,837	77,198
Rent and other receivables, net	12,184	11,009
Escrow deposits, prepaid expenses and other assets	118,516	118,783
Deferred costs and other intangibles, net	62,299	54,582
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,655	120,655
Total assets	$6,686,962	$6,227,351

Liabilities
Credit facility	$177,000	$207,000
Asset-backed securitizations	2,063,663	1,519,390
Secured note payable	51,200	51,644
Accounts payable and accrued expenses	158,037	149,706
Amounts payable to affiliates	1,863	-
Contingently convertible Series E units liability	68,076	72,057
Preferred shares derivative liability	57,260	57,960
Total liabilities	2,577,099	2,057,757

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,108	2,108
Class B common shares	6	6
Preferred shares	171	171
Additional paid-in capital	3,619,503	3,618,207
Accumulated deficit	(226,797)	(170,162)
Accumulated other comprehensive loss	(199)	(229)
Total shareholders’ equity	3,394,792	3,450,101

Noncontrolling interest	715,071	719,493
Total equity	4,109,863	4,169,594

Total liabilities and equity	$6,686,962	$6,227,351

American Homes 4 Rent

Debt Summary as of June 30, 2015

(Amounts in thousands)

	Balance	% of Total	Interest Rate (1)	Years to Maturity
Floating rate debt:
Line of credit (2)	$177,000	7.7%	2.94%	3.3
AH4R 2014-SFR1 (3)	476,160	20.8%	1.79%	3.9
Total floating rate debt	653,160	28.5%	2.10%	3.8

Fixed-rate debt:
AH4R 2014-SFR2	509,868	22.2%	4.42%	9.3
AH4R 2014-SFR3	525,776	22.9%	4.40%	9.5
AH4R 2015-SFR1 (4)	551,859	24.2%	4.14%	29.8
Secured note payable	51,200	2.2%	4.06%	4.0
Total fixed rate debt	1,638,703	71.5%	4.30%	16.1

Total debt	$2,291,863	100.0%	3.68%	12.6

(1)	Interest rate on floating rate debt is presented as of end of period.
(2)

Our credit facility provides for borrowing capacity of up to $800 million through March 2016 and bears interest at LIBOR plus 2.75% (3.125% beginning in March 2017). Any outstanding borrowings upon expiration of the credit facility period in March 2016 will become due in September 2018. Balance reflects borrowings outstanding as of end of period. Years to maturity based on final maturity date in September 2018.

(3)

AH4R 2014-SFR1 bears interest at a duration-weighted blended interest rate of LIBOR plus 1.54%, subject to a LIBOR floor of 0.25%. Years to maturity reflects a fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

(4)

AH4R 2015-SFR1 has a maturity date in April 2045 with an anticipated repayment date in April 2025. In the event the loan is not repaid by April 2025, the interest rate on each component is increased to a rate per annum equal to the sum of 3% plus the greater of: (a) the initial interest rate and (b) a rate equal to the sum of (i) the bid side yield to maturity for the “on the run” United States Treasury note with a 10 year maturity plus the mid-market 10 year swap spread, plus (ii) the component spread for each component.

Note: Total interest expense for the three and six months ended June 30, 2015, includes $2.4 million and $4.4 million of loan cost amortization, respectively. Total interest expense capitalized during the three and six months ended June 30, 2015, was $1.9 million and $6.5 million, respectively.

Debt Maturity Schedule

Year	Floating Rate (1)	Fixed Rate	Total	% of Total
Remaining 2015	$2,405	$8,431	$10,836	0.5%
2016	4,810	16,880	21,690	0.9%
2017	4,810	16,925	21,735	0.9%
2018	181,810	16,966	198,776	8.7%
2019	459,325	63,789	523,114	22.8%
2020	-	15,953	15,953	0.7%
2021	-	15,953	15,953	0.7%
2022	-	15,953	15,953	0.7%
2023	-	15,953	15,953	0.7%
2024	-	952,605	952,605	41.6%
Thereafter (2)	-	499,295	499,295	21.8%
Total	$653,160	$1,638,703	$2,291,863	100.0%

(1)

Reflects credit facility based on final maturity date of September 2018 and AH4R 2014-SFR1 based on fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

(2)

AH4R 2015-SFR1 has a maturity date in April 2045 with an anticipated repayment date in April 2025. In the event the loan is not repaid by April 2025, the interest rate on each component is increased to a rate per annum equal to the sum of 3% plus the greater of: (a) the initial interest rate and (b) a rate equal to the sum of (i) the bid side yield to maturity for the “on the run” United States Treasury note with a 10 year maturity plus the mid-market 10 year swap spread, plus (ii) the component spread for each component.

American Homes 4 Rent

Capital Structure as of June 30, 2015

(Amounts in thousands, except share and per share data)

Total Capitalization

Floating rate debt		$653,160
Fixed-rate debt		1,638,703
Total debt		2,291,863	32.7%

Common shares outstanding (1)	211,487,164
Operating partnership units (1)	54,276,644
Total shares and units	265,763,808

Common share price at June 30, 2015 (2)	$16.04

Market value of common shares and operating partnership units		4,262,851
Participating preferred shares (see below)		444,487
Total equity capitalization		4,707,338	67.3%

Total market capitalization		$6,999,201	100.0%

(1)          Reflects total common shares and operating partnership units outstanding as of end of period.

(2)          Based on NYSE AMH Class A common share closing price.

Participating Preferred Shares

			Initial		Current		Annual	Annual
	Initial Redemption	Outstanding	Liquidation Value		Liquidation Value (2)		Dividend	Dividend
Series	Period (1)	Shares	Per Share	Total	Per Share	Total	Per Share	Amount
5.0% Series A	9/30/2017 - 9/30/2020	5,060,000	$25.00	$126,500	$26.21	$132,640	$1.250	$6,325
5.0% Series B	9/30/2017 - 9/30/2020	4,400,000	$25.00	110,000	$26.21	115,339	$1.250	5,500
5.5% Series C	3/31/2018 - 3/31/2021	7,600,000	$25.00	190,000	$25.86	196,508	$1.375	10,450
		17,060,000		$426,500		$444,487		$22,275

(1)          Initial redemption period reflects the timeframe during which the Company has the option to redeem the preferred shares for cash or Class A common shares, at a redemption price equal to the initial liquidation value, adjusted by an amount equal to 50% of the cumulative change in value of an index based on the purchase prices of single-family properties located in our top 20 markets (the “HPA adjustment”), subject to a cap, such that the total internal rate of return, when considering the initial liquidation value, the HPA adjustment and the dividends up to, but excluding, the date of redemption, will not exceed 9.0%.  If not redeemed by the end of the initial redemption period, the initial liquidation value will be adjusted by the HPA adjustment as of the end of the initial redemption period and the cumulative annual cash dividend rate will be prospectively increased to 10% of the adjusted liquidation value.  Any time after the end of the initial liquidation period, the Company has the option to redeem the preferred shares for cash or Class A common shares, at a redemption price equal to the adjusted liquidation value.

(2)          Current liquidation value reflects initial liquidation value, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

American Homes 4 Rent

Same-Home Results – Quarterly Comparisons

	For the Three Months Ended
	Jun 30,
(In thousands, except property and per property data)	2015	2014	% Change
Number of Same-Home properties	17,332	17,332
Leased percentage as of period end	96.4%	93.7%
Occupancy percentage as of period end	95.2%	92.9%
Average leased percentage	95.3%	94.0%
Average occupancy percentage	93.9%	93.3%
Average scheduled monthly rent (1)	$1,423	$1,383

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$69,395	$66,779	3.9%
Fees from single-family properties	947	666	42.2%
Bad debt	(653)	(796)	(18.0%)
Core revenues from Same-Home properties	69,689	66,649	4.6%

Property tax	12,183	11,373	7.1%
HOA fees, net of tenant charge-backs	1,508	1,175	28.3%
R&M and turnover costs, net of tenant charge-backs	6,876	5,786	18.8%
Insurance	904	1,199	(24.6%)
Property management	6,126	5,839	4.9%
Core property operating expenses from Same-Home properties	27,597	25,372	8.8%

Core net operating income from Same-Home properties	$42,092	$41,277	2.0%
Core net operating income from Same-Home properties margin	60.4%	61.9%

	For the Three Months Ended
	Jun 30,
(In thousands, except per property data)	2015	2014
Capital expenditures	$5,209	$4,795
Average quarterly capital expenditures per property	$301	$277
Annualized average quarterly capital expenditures per property	$1,202	$1,107

		Gross Book	% of	Average			Average Scheduled
	Number of	Value per	Q2 15	Occupancy Percentage			Monthly Rent (1)
	Properties (2)	Property	NOI	Q2 15	Q2 14	Change	Q2 15	Q2 14	% Change
Indianapolis, IN	1,570	$150,732	7.1%	90.6%	92.2%	(1.6%)	$1,267	$1,240	2.1%
Dallas-Fort Worth, TX	1,554	165,192	9.6%	95.9%	95.8%	0.1%	1,540	1,478	4.2%
Atlanta, GA	1,102	172,839	6.5%	94.6%	94.0%	0.6%	1,393	1,343	3.7%
Charlotte, NC	888	174,053	5.8%	95.4%	96.1%	(0.7%)	1,371	1,324	3.5%
Phoenix, AZ	870	155,609	4.4%	95.1%	91.0%	4.1%	1,156	1,127	2.5%
Cincinnati, OH	870	176,778	5.1%	93.6%	90.0%	3.6%	1,435	1,405	2.1%
Nashville, TN	853	206,536	6.6%	93.3%	94.8%	(1.5%)	1,561	1,494	4.4%
Greater Chicago area, IL and IN	844	172,703	4.1%	93.6%	92.9%	0.7%	1,654	1,621	2.0%
Houston, TX	784	186,728	4.2%	92.4%	94.4%	(2.0%)	1,600	1,545	3.5%
Tampa, FL	734	200,031	3.9%	95.0%	89.5%	5.5%	1,577	1,550	1.7%
All Other (3)	7,263	177,513	42.7%	93.8%	93.5%	0.3%	1,396	1,360	2.6%
Total / Average	17,332	$174,936	100.0%	93.9%	93.3%	0.6%	$1,423	$1,383	2.9%

(1)          Average scheduled monthly rent as of end of period.

(2)          For all periods presented, market concentrations reflect the second quarter 2015 reclassification of 17 Same-Home properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market.

(3)          Represents 31 markets in 19 states.

American Homes 4 Rent

Same-Home Results – Year-to-Date Comparisons

	For the Six Months Ended
	Jun 30,
(In thousands, except property and per property data)	2015	2014	% Change
Number of Same-Home properties	13,443	13,443
Leased percentage as of period end	96.4%	92.9%
Occupancy percentage as of period end	95.2%	91.9%
Average leased percentage	94.7%	94.4%
Average occupancy percentage	93.3%	93.7%
Average scheduled monthly rent (1)	$1,423	$1,390

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$106,307	$103,218	3.0%
Fees from single-family properties	1,245	961	29.6%
Bad debt	(1,077)	(1,838)	(41.4%)
Core revenues from Same-Home properties	106,475	102,341	4.0%

Property tax	18,273	16,979	7.6%
HOA fees, net of tenant charge-backs	2,475	2,298	7.7%
R&M and turnover costs, net of tenant charge-backs	9,275	8,524	8.8%
Insurance	1,607	1,944	(17.3%)
Property management	9,274	8,942	3.7%
Core property operating expenses from Same-Home properties	40,904	38,687	5.7%

Core net operating income from Same-Home properties	$65,571	$63,654	3.0%
Core net operating income from Same-Home properties margin	61.6%	62.2%

	For the Six Months Ended
	Jun 30,
(In thousands, except per property data)	2015	2014
Capital expenditures	$7,569	$6,844
Average capital expenditures per property	$563	$509
Annualized average capital expenditures per property	$1,126	$1,018

		Gross Book	% of	Average			Average Scheduled
	Number of	Value per	YTD 15	Occupancy Percentage			Monthly Rent (1)
	Properties (2)	Property	NOI	YTD 15	YTD 14	Change	YTD 15	YTD 14	% Change
Indianapolis, IN	1,217	$149,766	7.0%	89.6%	95.0%	(5.4%)	$1,255	$1,239	1.3%
Dallas-Fort Worth, TX	1,144	166,734	9.0%	94.8%	94.6%	0.2%	1,536	1,493	2.9%
Atlanta, GA	993	173,530	7.5%	94.7%	93.7%	1.0%	1,387	1,352	2.6%
Phoenix, AZ	806	153,098	5.1%	93.9%	90.3%	3.6%	1,148	1,124	2.2%
Nashville, TN	719	207,356	7.2%	93.2%	95.0%	(1.8%)	1,575	1,509	4.4%
Charlotte, NC	677	174,077	5.6%	94.1%	95.8%	(1.7%)	1,371	1,334	2.8%
Cincinnati, OH	663	176,896	4.8%	91.8%	92.3%	(0.5%)	1,439	1,408	2.2%
Tampa, FL	664	200,000	4.7%	94.8%	89.9%	4.9%	1,578	1,566	0.7%
Jacksonville, FL	631	155,528	4.1%	93.1%	91.0%	2.1%	1,333	1,316	1.3%
Houston, TX	620	188,292	4.4%	92.5%	94.5%	(2.0%)	1,600	1,550	3.2%
All Other (3)	5,309	179,207	40.6%	93.5%	94.1%	(0.6%)	1,436	1,404	2.3%
Total / Average	13,443	$174,963	100.0%	93.3%	93.7%	(0.4%)	$1,423	$1,390	2.4%

(1)	Average scheduled monthly rent as of end of period.
(2)

For all periods presented, market concentrations reflect the second quarter 2015 reclassification of 17 Same-Home properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market, which is presented in All Other.

(3)	Represents 31 markets in 19 states.

American Homes 4 Rent

Top 20 Markets Summary as of June 30, 2015

Property Information

Market	Number of Properties	Percentage of Total Properties	Gross Book Value ($ Millions)	Gross Book Value per Property	Average Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	3,090	8.2%	$493.4	$159,676	2,131	11.6
Indianapolis, IN (1)	2,735	7.3%	416.0	152,102	1,938	12.8
Atlanta, GA	2,506	6.7%	407.1	162,450	2,106	14.5
Charlotte, NC	2,205	5.9%	381.6	173,061	2,005	12.3
Greater Chicago area, IL and IN (1)	2,058	5.5%	364.1	176,919	1,897	13.8
Houston, TX	1,978	5.3%	342.6	173,205	2,225	10.9
Cincinnati, OH	1,842	4.9%	316.5	171,824	1,846	13.3
Tampa, FL	1,531	4.1%	288.7	188,570	1,982	11.6
Jacksonville, FL	1,482	4.0%	224.3	151,350	1,913	11.4
Nashville, TN	1,443	3.8%	300.5	208,247	2,213	10.9
Raleigh, NC	1,435	3.8%	258.9	180,418	1,883	11.1
Phoenix, AZ	1,615	4.3%	260.1	161,053	1,830	12.6
Columbus, OH	1,390	3.7%	211.9	152,446	1,827	13.9
Salt Lake City, UT	1,050	2.8%	230.7	219,714	2,132	14.1
Orlando, FL	1,083	2.9%	181.8	167,867	1,884	13.5
Las Vegas, NV	955	2.5%	167.0	174,869	1,859	12.6
San Antonio, TX	873	2.3%	132.7	152,005	1,991	13.9
Denver, CO	665	1.8%	179.5	269,925	2,142	15.6
Austin, TX	673	1.8%	100.3	149,034	1,843	11.1
Greenville, SC	606	1.6%	103.2	170,297	1,930	12.0
All Other (2)	6,276	16.8%	1,101.4	175,438	1,834	12.0
Total / Average	37,491	100.0%	$6,462.3	$172,370	1,965	12.5

Leasing Information

	Total Portfolio			Stabilized Properties
			Avg. Scheduled			Total
	Leased	Occupancy	Monthly Rent	Leased	Occupancy	Stabilized
Market	Percentage	Percentage	Per Property	Percentage	Percentage	Properties
Dallas-Fort Worth, TX	95.2%	93.5%	$1,525	98.3%	96.5%	2,958
Indianapolis, IN (1)	92.0%	89.9%	1,297	92.6%	90.6%	2,706
Atlanta, GA	90.3%	88.5%	1,335	96.0%	94.1%	2,324
Charlotte, NC	92.5%	91.3%	1,379	97.2%	96.0%	2,084
Greater Chicago area, IL and IN (1)	91.7%	89.7%	1,685	94.5%	92.5%	1,975
Houston, TX	90.4%	87.7%	1,603	95.1%	92.2%	1,832
Cincinnati, OH	95.0%	92.7%	1,432	96.6%	94.3%	1,799
Tampa, FL	94.5%	93.9%	1,529	95.6%	95.0%	1,500
Jacksonville, FL	90.1%	87.9%	1,317	94.9%	92.5%	1,385
Nashville, TN	94.6%	92.9%	1,586	95.8%	94.1%	1,402
Raleigh, NC	94.4%	93.4%	1,370	96.2%	95.2%	1,404
Phoenix, AZ	95.0%	93.9%	1,120	97.1%	95.9%	1,569
Columbus, OH	94.5%	93.0%	1,402	97.4%	95.8%	1,323
Salt Lake City, UT	93.9%	91.7%	1,478	95.6%	93.4%	1,030
Orlando, FL	93.0%	91.6%	1,409	97.1%	95.6%	1,027
Las Vegas, NV	95.7%	95.3%	1,319	96.4%	95.9%	912
San Antonio, TX	91.9%	90.4%	1,373	95.2%	93.7%	837
Denver, CO	97.0%	95.5%	1,891	97.3%	95.8%	659
Austin, TX	92.4%	91.4%	1,351	95.3%	94.3%	645
Greenville, SC	92.1%	90.8%	1,412	94.4%	93.0%	589
All Other (2)	92.9%	91.4%	1,390	95.1%	93.5%	6,082
Total / Average	93.1%	91.5%	$1,428	95.8%	94.1%	36,042

(1)	Reflects the second quarter 2015 reclassification of 36 properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market.
(2)	Represents 21 markets in 15 states.

American Homes 4 Rent

Leasing Performance

Renewal / Retention Rates

	Lease	Expiration Outcome		Early	Renewal	Retention
	Expirations (1)	Renewed (2)	Move-out	Terminations (3)	Rate	Rate
Q2 2015	7,925	6,070	1,855	845	76.6%	69.2%

(1)	Reflects total non-month-to-month leases scheduled to expire during the quarter ended June 30, 2015.

(2)	Represents total renewed leases (including both non-month-to-month and month-to-month renewals) during the quarter ended June 30, 2015.

(3)	Includes non-month-to-month tenant move-outs during the quarter ended June 30, 2015, in advance of contractual expiration scheduled after June 30, 2015.

Scheduled Lease Expirations

	MTM	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Thereafter
Lease expirations	1,911	7,652	5,236	7,923	11,210	971

Renewal / Re-Lease Spreads

	Renewals		Re-Leases
	Number of	Avg Change in	Number of	Avg Change in
Market	Leases	Rent (1)	Leases	Rent (2)
Dallas-Fort Worth, TX	427	2.5%	263	6.0%
Indianapolis, IN	447	2.4%	242	1.2%
Atlanta, GA	386	2.3%	156	9.1%
Charlotte, NC	231	2.6%	136	3.8%
Greater Chicago area, IL and IN	323	2.2%	138	3.9%
Houston, TX	246	2.6%	166	7.2%
Cincinnati, OH	207	2.4%	174	2.5%
Tampa, FL	267	2.1%	157	2.6%
Jacksonville, FL	204	2.1%	104	4.5%
Nashville, TN	186	2.6%	134	5.7%
All Other (3)	1,815	2.5%	1,452	4.6%
Total	4,739	2.4%	3,122	4.6%

(1)	Represents average percentage change in rent on non-month-to-month lease renewals during the quarter ended June 30, 2015.
(2)	Reflects average percentage change in annual rent on properties re-leased during the quarter ended June 30, 2015, compared to annual rent of the previous expired lease for each individual property.
(3)	Represents 31 markets in 19 states.

American Homes 4 Rent

Acquisition, Renovation and Initial Leasing Rates

(1)

“Rent Ready” includes properties for which initial construction has been completed during each quarter. Q3 2014 includes 1,338 renovated properties acquired as part of the Beazer Rental Homes portfolio. Q4 2014 includes 896 renovated properties acquired as part of the Ellington Housing Single-Family portfolio. Q2 2015 includes 268 properties acquired as part of bulk acquisitions.

(2)

“Leases Signed” includes the number of initial leases signed each quarter (includes Pre-Existing Leases). Q3 2014 includes 1,236 leased properties acquired as part of the Beazer Rental Homes portfolio. Q4 2014 includes 880 leased properties acquired as part of the Ellington Housing Single-Family portfolio. Q2 2015 includes 241 properties acquired as part of bulk acquisitions.

American Homes 4 Rent

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)										HPA
	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Index
Market	2012	2013	2013	2013	2013	2014	2014	2014	2014	2015	Change
Dallas-Fort Worth, TX (2)	100.0	100.6	105.6	106.9	108.4	109.7	113.3	115.7	115.1	119.2	19.2%
Indianapolis, IN	100.0	104.6	107.5	110.0	106.5	109.3	112.6	112.2	112.0	114.2	14.2%
Atlanta, GA	100.0	103.4	110.4	113.8	114.4	119.7	122.6	122.0	122.7	124.6	24.6%
Charlotte, NC	100.0	104.8	109.7	112.6	114.0	109.9	116.9	116.1	118.5	119.7	19.7%
Greater Chicago area, IL and IN	100.0	101.7	110.1	111.0	111.4	109.0	115.5	116.8	116.5	113.3	13.3%
Houston, TX	100.0	101.6	106.0	108.2	110.7	114.6	117.1	121.0	122.9	122.2	22.2%
Cincinnati, OH	100.0	100.0	105.3	107.6	104.9	106.3	111.1	111.7	110.8	110.5	10.5%
Tampa, FL	100.0	101.3	109.6	111.3	112.6	113.4	115.4	119.1	120.9	122.5	22.5%
Jacksonville, FL	100.0	107.7	108.7	111.8	113.4	110.6	115.8	122.3	121.8	119.7	19.7%
Nashville, TN	100.0	102.3	108.2	108.6	111.1	110.7	116.5	118.3	117.9	120.3	20.3%
Raleigh, NC	100.0	102.3	106.0	107.5	106.6	108.3	112.7	111.2	113.4	114.5	14.5%
Phoenix, AZ	100.0	102.7	111.5	115.4	117.6	118.8	122.4	121.5	123.8	125.8	25.8%
Columbus, OH	100.0	102.4	108.0	111.3	109.4	110.9	115.4	115.0	113.5	115.3	15.3%
Salt Lake City, UT	100.0	104.7	108.6	109.9	109.0	110.4	115.5	114.9	114.4	117.0	17.0%
Orlando, FL	100.0	100.7	108.7	110.7	110.3	112.9	116.2	116.7	122.1	122.8	22.8%
Las Vegas, NV	100.0	101.8	112.5	121.1	124.9	130.8	132.6	137.9	140.3	140.9	40.9%
San Antonio, TX	100.0	98.9	100.7	100.1	99.9	104.6	105.6	106.9	105.4	112.8	12.8%
Denver, CO	100.0	100.6	107.6	109.3	111.1	113.5	118.5	118.6	121.3	128.2	28.2%
Austin, TX	100.0	101.6	108.8	111.4	110.1	115.1	120.7	121.1	120.9	126.6	26.6%
Greenville, SC	100.0	98.3	107.7	109.7	104.8	106.2	112.8	114.6	111.8	115.2	15.2%
Average											20.3%

(1)

Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through March 31, 2015. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

American Homes 4 Rent

Defined Terms

Equity Capitalization

Equity capitalization includes market value of all common shares and operating partnership units (based on NYSE AMH Class A common share closing price at end of respective period) and current liquidation value of preferred shares at end of respective period.

FFO / Core FFO attributable to common share and unit holders

FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO  as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and preferred shares derivative liability to fair value.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time.  We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO and Core FFO attributable to common share and unit holders are not a substitute for net cash flow provided by operating activities or net loss per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to FFO and Core FFO attributable to common share and unit holders for a reconciliation of these metrics to net loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares

FFO shares includes weighted-average common shares outstanding and assumes full conversion of all operating partnership units outstanding, at end of respective period.

Leased Property

A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Market Capitalization

Market capitalization includes equity capitalization, principal balances on asset-backed securitizations and secured note payable and borrowings outstanding under our credit facility at end of respective period.

American Homes 4 Rent

Defined Terms (continued)

Initially Leased Property NOI and Core NOI

Initially Leased Property NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. Initially Leased Property Core NOI is also a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for initially leased single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Initially Leased Property NOI and Core NOI also exclude remeasurement of preferred shares, remeasurement of Series E units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, general and administrative expense, property operating expenses for vacant single-family properties and other and other revenues.

We consider Initially Leased Property NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. Additionally, we believe Initially Leased Property Core NOI is helpful to our investors as it better reflects the operating margin performance of our leased single-family properties and excludes the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Initially Leased Property NOI and Core NOI should be considered only as supplements to net loss as measures of our performance. Initially Leased Property NOI and Core NOI should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Initially Leased Property NOI and Core NOI also should not be used as substitutes for net loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Reconciliation of Non-GAAP Financial Measures for a reconciliation of Initially Leased Property NOI and Core NOI to net loss, determined in accordance with GAAP.

Occupied Property

A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Re-Lease Spread

Re-Lease spreads are calculated as the percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property.

Renewal Rate

Renewal rate is calculated as the number of renewed leases in a given period divided by total number of lease expirations during the same period.

Renewal Spread

Renewal spreads are calculated as the percentage change in rent on non-month-to-month lease renewals during the period.

Retention Rate

Retention rate is calculated as the number of renewed leases in a given period divided by the sum of total lease expirations and early terminations during the same period.

Same-Home Property

A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison.

Stabilized Property

A property is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days.

American Homes 4 Rent

Reconciliation of Non-GAAP Financial Measures

The following is a reconciliation of net loss, determined in accordance with GAAP, to Initially Leased Property NOI and Core NOI for the three and six months ended June 30, 2015 and 2014 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(8,398)	$(3,369)	$(16,663)	$(10,304)
Remeasurement of preferred shares	(580)	141	(700)	598
Remeasurement of Series E units	(2,143)	4,944	(3,981)	7,700
Depreciation and amortization	59,221	38,325	112,885	73,456
Acquisition fees and costs expensed	4,236	919	10,144	1,371
Noncash share-based compensation expense	734	612	1,430	1,144
Interest expense	22,003	3,888	37,673	5,390
General and administrative expense	6,276	5,703	12,407	10,777
Property operating expenses for vacant single-family properties and other	4,456	5,842	10,428	14,885
Other revenues	(1,644)	(406)	(3,009)	(675)
Initially Leased Property NOI	$84,161	$56,599	$160,614	$104,342
Tenant charge-backs	11,962	3,138	20,334	5,028
Expenses reimbursed by tenant charge-backs	(11,962)	(3,138)	(20,334)	(5,028)
Bad debt expense excluded from operating expenses	1,514	962	2,785	2,385
Bad debt expense included in revenues	(1,514)	(962)	(2,785)	(2,385)
Initially Leased Property Core NOI	$84,161	$56,599	$160,614	$104,342

American Homes 4 Rent

Corporate Information

American Homes 4 Rent

30601 Agoura Road, Suite 200

Agoura Hills, CA 91301

Phone: (805) 413-5300

Website: www.americanhomes4rent.com

Investor Relations

Phone: (855) 794-AH4R (2447)

Email: investors@ah4r.com

Executive Management David P. Singelyn Chief Executive Officer Jack Corrigan Chief Operating Officer Diana M. Laing Chief Financial Officer

Research Coverage

Bank of America / Merrill Lynch	Jana Galan	jana.galan@baml.com	(646) 855-3081

FBR Capital Markets & Co	Patrick Kealey	pkealey@fbr.com	(703) 312-9656

GS Global Investment Research	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796

JP Morgan Securities	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682

Keefe, Bruyette & Woods, Inc.	Jade Rahmani	jrahmani@kbw.com	(212) 887-3882

Morgan Stanley	Haendel St Juste	haendel.stjuste@morganstanely.com	(212) 761-0071

Raymond James & Associates, Inc.	Buck Horne	buck.horne@raymondjames.com	(727) 567-2561

Susquehanna Financial Group	Jack Micenko	jack.micenko@sig.com	(212) 514-4892

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262

Zelman & Associates	Dan Oppenheim	dan@zelmanassociates.com	(212) 993-5830